UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2017

EVANS BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-35021	16-1332767
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Grimsby Drive Hamburg, New York	14075
(Address of principal executive offices)	(Zip Code)

(716) 926-2000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01	Other Material Information

On January 25, 2017, Evans Bancorp, Inc. (the “Company”), the parent company of Evans Bank, National Association, issued a press release announcing that it has completed the sale of 40,000 shares of its common stock, pursuant to the partial exercise of the overallotment option granted to the underwriters in connection with the Company’s recently closed public offering. The total number of shares sold in the offering was 440,000, at a price of $35.00 per share, resulting in gross proceeds of approximately $15.4 million.

A copy of the Company’s press release dated January 25, 2017 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated January 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVANS BANCORP, INC.

DATE: January 25, 2017	By:	/s/ David J. Nasca
David J. Nasca
President and Chief Executive Officer